                                                                   EXHIBIT  25.1
================================================================================




                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                        SECTION 305(b)(2)           |__|

                         -----------------------------

                              THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)

New York                                   13-5160382
(State of incorporation                    (I.R.S. employer
if not a U.S. national bank)               identification no.)

48 Wall Street, New York, N.Y.             10286
(Address of principal executive offices)   (Zip code)

                         -----------------------------

                  Chancellor Media Corporation of Los Angeles
              (Exact name of obligor as specified in its charter)

Delaware                                   75-2451687
(State or other jurisdiction of            (I.R.S. employer
incorporation or organization)             identification no.)

433 East Las Colinas Boulevard
Irving, Texas                              75039
(Address of principal executive offices)   (Zip code)

                         -----------------------------

                            TABLE OF CO-REGISTRANTS

Chancellor Media Corporation       Delaware       99-0248292
of the Lone Star State
KZPS/KDGE License Corp.            Delaware       75-2449662
Chancellor Media Corporation       Delaware       59-2312787
of the Bay Area
KIOI License Corp.                 Delaware       75-2449654
Chancellor Media Corporation       Delaware       75-2490925
of Illinois
WRCX License Corp.                 Delaware       75-2528716
Chancellor Media Corporation       Delaware       59-2412802
of Chicago AM
WMVP-AM License Corp.              Delaware       75-2449660
Chancellor Media Corporation       Delaware       59-2312792
of Dade County

WVCG License Corp.                 Delaware       75-2449668
Chancellor Media/                  Delaware       04-3221315
Pyramid Corporation
Chancellor Media/Pyramid           Delaware       04-3221316
Holdings Corporation
Broadcast Architecture, Inc.       Massachusetts  04-3096275
Chancellor Media Corporation       Delaware       04-3216274
of Massachusetts
WJMN License Corp.                 Delaware       04-3216272
Chancellor Media Corporation       Delaware       75-2699485
of the Nation's Capital
WWRC License Corp.                 Delaware       75-2697127
Chancellor Media Partners          Delaware       13-3467127
Corporation
Chancellor Media Corporation       Delaware       36-3905992
of Gotham
Chancellor Media Corporation       Delaware       54-1475267
of New York
WYNY License Corp.                 Delaware       36-3906005
Chancellor Media Corporation       Delaware       36-2826680
of Detroit
WKQI/WDOZ/WNIC License Corp.       Delaware       36-3906004
Chancellor Media Corporation       Delaware       36-3604824
of Chicagoland
WEJM/WEJM-FM/WVAZ License Corp.    Delaware       36-3905998
Chancellor Media Corporation       Delaware       62-1364794
of Charlotte
WIOQ License Corp.                 Delaware       36-3906002
Chancellor Media Corporation       Delaware       75-2245927
of Dallas
KSKY License Corp.                 Delaware       36-3906008
Chancellor Media Corporation       Delaware       75-2449639
of San Francisco
KMEL License Corp.                 Delaware       75-2449650
Chancellor Media Corporation       Delaware       75-2486583
of Houston
Chancellor Media of Houston        Delaware       75-2486577
Limited Partnership
KLOL License Limited Partnership   Delaware       75-2486580
Chancellor Media Corporation       Delaware       75-2674715
of Tiburon
KKSF License Corp.                 Delaware       75-2674717
Chancellor Media Corporation       Delaware       75-243256
of Washington, D.C.
Chancellor Media Corporation       Delaware       75-2449637
of St. Louis
WTOP License Limited Partnership   Delaware       75-2528718
Chancellor Media Corporation of    Delaware       75-2666019
the Motor City
WJLB License Corp.                 Delaware       75-2666024
Chancellor Media Corporation       Delaware       75-2666017
of Michigan
WMXD License Corp.                 Delaware       75-2666023
Chancellor Media/WAXQ Inc.         Delaware       13-3387794
WAXQ License Corp.                 Delaware       N/A
Chancellor Media/WMZQ Inc.         Delaware       04-2981015

WMZQ License Corp.                 Delaware       N/A
Chancellor Media Corporation       Delaware       75-2674728
of the Liberty City
WDAS (FM) License Corp.            Delaware       75-2674731
WDAS (AM) License Corp.            Delaware       75-2674729
Chancellor Media/Riverside         Delaware       13-2688382
Broadcasting Co. Inc.
WLTW License Corp.                 Delaware       N/A
Chancellor Media Corporation       Delaware       75-2674722
of the Great Lakes
WWWW/WDFN License Corp.            Delaware       75-2674723
Chancellor Media Corporation       Delaware       75-2647157
of the Capital City
WGAY License Corp.                 Delaware       75-2647158
Chancellor Media Licensee          Delaware       75-2544625
Company
Chancellor Media/Trefoil           Delaware       95-3278846
Communications, Inc.
Chancellor Media/Shamrock          Delaware       95-4068583
Broadcasting, Inc.
Chancellor Media/Shamrock          Delaware       95-4501833
Radio Licenses, Inc.
Chancellor Media/Shamrock          Texas          71-0527506
Broadcasting of Texas, Inc.
Chancellor Media/Shamrock          Delaware       75-2688376
Broadcasting Licenses
of Denver, Inc.
Chancellor Media/KCMG Inc.         Delaware       13-3930133
Chancellor Media/KYSR Inc.         Delaware       13-3547704
Chancellor Media/WLIT Inc.         Delaware       13-3930134
Radio 100 L.L.C.                   Delaware       N/A
Chancellor Media Corporation       Delaware       04-3216281
of Pennsylvania
WJJZ License Corp.                 Delaware       04-3216283
Chancellor Media Corporation       Delaware       04-3216285
of Miami
WEDR License Corp.                 Delaware       04-3216278
Chancellor Media Corporation       Delaware       04-3221317
of Boston
WXKS (AM) License Corp.            Delaware       04-3221319
WXKS (FM) License Corp.            Delaware       04-3221318
Chancellor Media Corporation       Delaware       04-3221712
of the Windy City
WNUA License Corp.                 Delaware       04-3221714
Chancellor Media Corporation       Delaware       04-3221716
of Philadelphia
Chancellor Media Corporation       Delaware       04-3221374
of the Keystone State
WYXR License Corp.                 Delaware       04-3221718
WUSL License Corp.                 Delaware       04-3221375
KKBT License Corp.                 Delaware       75-2449648
Katz Media Corporation             Delaware       13-3779266
Katz Cable Corporation             Delaware       13-3814104
Seltel Inc.                        Delaware       06-0963166
The National Payroll               Delaware       13-3744365
Company, Inc.
Katz Communications, Inc.          Delaware       13-0904500

Eastman Radio Sales, Inc.          Delaware       13-3581043
Christal Radio Sales, Inc.         Delaware       13-2618663
Amcast Radio Sales, Inc.           Delaware       13-3406436
Katz Millennium Marketing, Inc.    Delaware       13-3894491


                         -----------------------------

              8 1/8% Senior Subordinated Notes Due 2007, Series B
                      (Title of the indenture securities)

================================================================================

1.       GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
         TRUSTEE:

         (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

--------------------------------------------------------------------------------

                  Name                                        Address
--------------------------------------------------------------------------------
Superintendent of Banks of the State of     2 Rector Street, New York,
New York                                    N.Y.  10006, and Albany, N.Y. 12203

Federal Reserve Bank of New York            33 Liberty Plaza, New York,
                                            N.Y.  10045

Federal Deposit Insurance Corporation       Washington, D.C.  20429

New York Clearing House Association         New York, New York   10005

         (b)     WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         Yes.

2.       AFFILIATIONS WITH OBLIGOR.

         IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         None.

16.      LIST OF EXHIBITS.

         EXHIBITS IDENTIFIED IN PARENTHESES BELOW, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS AN EXHIBIT HERETO, PURSUANT TO RULE 7a-29 UNDER THE TRUST INDENTURE ACT OF 1939 (THE "ACT") AND 17 C.F.R. 229.10(d).

         1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

         4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

         6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

         7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                  SIGNATURE



         Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 7th day of April, 1998.


                                  THE BANK OF NEW YORK



                                  By:  /s/ JAMES W.P. HALL
                                      -----------------------
                                      Name:  JAMES W.P. HALL
                                      Title: VICE PRESIDENT

                                                                       EXHIBIT 7


            -----------------------------------------------------
                     Consolidated Report of Condition of

                            THE BANK OF NEW YORK

                   of 48 Wall Street, New York, N.Y. 10286
                   And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                           Dollar Amounts
ASSETS                                     in Thousands
Cash and balances due from depos-
  itory institutions:
  Noninterest-bearing balances and
  currency and coin ..................       $ 5,004,638

  Interest-bearing balances ..........         1,271,514
Securities:
  Held-to-maturity securities ........         1,105,782
  Available-for-sale securities ......         3,164,271
Federal funds sold and Securities pur-
chased under agreements to resell.....         5,723,829
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income ...........................        34,916,196
  LESS: Allowance for loan and
    lease losses .....................           581,177
  LESS: Allocated transfer risk
    reserve...........................               429
    Loans and leases, net of unearned
    income, allowance, and reserve            34,334,590
Assets held in trading accounts ......         2,035,284
Premises and fixed assets (including
  capitalized leases) ................           671,664
Other real estate owned ..............            13,306
Investments in unconsolidated
  subsidiaries and associated
  companies ..........................           210,685
Customers' liability to this bank on
  acceptances outstanding ............         1,463,446
Intangible assets ....................           753,190
Other assets .........................         1,784,796
                                             -----------
Total assets .........................       $57,536,995
                                             ===========

LIABILITIES
Deposits:
  In domestic offices ................       $27,270,824
  Noninterest-bearing ................        12,160,977
  Interest-bearing ...................        15,109,847
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs ...        14,687,806
  Noninterest-bearing ................           657,479
  Interest-bearing ...................        14,030,327
Federal funds purchased and Securities
  sold under agreements to repurchase.         1,946,099
Demand notes issued to the U.S.
  Treasury ...........................           283,793
Trading liabilities ..................         1,553,539
Other borrowed money:
  With remaining maturity of one year
    or less ..........................         2,245,014
  With remaining maturity of more than
one year through three years..........                 0
  With remaining maturity of more than
    three years ......................            45,664
Bank's liability on acceptances exe-
  cuted and outstanding ..............         1,473,588
Subordinated notes and debentures ....         1,018,940
Other liabilities ....................         2,193,031
                                             -----------
Total liabilities ....................        52,718,298
                                             -----------

EQUITY CAPITAL
Common stock .........................         1,135,284
Surplus ..............................           731,319
Undivided profits and capital
  reserves ...........................         2,943,008
Net unrealized holding gains
  (losses) on available-for-sale
  securities .........................            25,428
Cumulative foreign currency transla-
  tion adjustments ...................      (    16,342)
                                            ------------
Total equity capital .................         4,818,697
                                             -----------
Total liabilities and equity
  capital ............................       $57,536,995
                                             ===========


         I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                        Robert E. Keilman

         We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


         J. Carter Bacot  )
         Thomas A. Renyi  )         Directors
         Alan R. Griffith )

        -------------------------------------------------------------